EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Access Integrated Technologies, Inc. of our report dated June 1, 2006 on our audits of the consolidated financial statements of Access Integrated Technologies, Inc. and subsidiaries as of March 31, 2006 and 2005, and for the years then ended included in its Annual Report on Form 10-KSB for the year ended March 31, 2006.

/s/ Eisner LLP

Florham Park, New Jersey

November 29, 2006